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                                                                      EXHIBIT 15


                                                                    May 14, 2001


                           ACCOUNTANTS' ACKNOWLEDGMENT

     We acknowledge the incorporation by reference in the Registration Statements (Form S-8 No. 333-08833, No. 33-78340, No. 333-41379 and No.
333-45524) of OptimumCare Corporation of our report dated May 14, 2001 with respect to the condensed consolidated financial statements of OptimumCare Corporation which appears on page 3 of this Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.


                                      /s/ Lesley, Thomas, Schwarz & Postma, Inc.
                                          A Professional Accountancy Corporation
                                          Newport Beach, California